SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 4, 2006
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)
(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 4, 2006, ProLogis completed its purchase of the eighty percent (80%) ownership interests held by certain affiliates of Arcapita Bank B.S.C.(c) (“Arcapita”) in each of ProLogis First U.S. Properties LP, ProLogis Second U.S. Properties LP and ProLogis Third U.S. Properties LP. ProLogis previously owned twenty percent (20%) of these entities. The aggregate purchase price was $626 million for Arcapita’s eighty percent (80%) interest including the assumption of debt and other liabilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On January 4, 2006, ProLogis and certain affiliates of ProLogis entered into a $500,000,000 Term Loan Agreement (the “Bridge Facility”) with Bank of America, N.A. ProLogis borrowed $259 million under the Bridge Facility on January 4, 2006. The loans under the Bridge Facility mature on April 4, 2006.
     Interest on the loans under the Bridge Facility accrues at a rate per annum equal to the London interbank offered rate plus a margin of 0.475% or the Base Rate (as defined in the Bridge Facility). A facility fee is also payable on the total commitment under the Bridge Facility. The Bridge Facility contains covenants (including certain financial tests) and defaults (including a cross-default to other indebtedness of more than $50,000,000). A copy of the Bridge Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits.

Exhibit 10.1	$500,000,000 Term Loan Agreement, dated as of January 4, 2006, among the Registrant and Certain Affiliate Borrowers (as defined therein), as borrowers, and Bank of America N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
January 10, 2006	By:	/s/ Dessa M. Bokides
		Name:	Dessa M. Bokides
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

(c)	Exhibits.

	Exhibit 10.1	$500,000,000 Term Loan Agreement, dated as of January 4, 2006, among the Registrant and Certain Affiliate Borrowers (as defined therein), as borrowers, and Bank of America N.A.